Exhibit 4.7

EXECUTION VERSION

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (2012-2)

AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT dated as of June 6, 2013 (this “Amendment No. 1”) among (i) US AIRWAYS, INC., a Delaware corporation (“US Airways”), (ii) WILMINGTON TRUST COMPANY (“WTC”), a Delaware trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Pass Through Trustee”) under each of the three separate Pass Through Trust Agreements, (iii) WILMINGTON TRUST COMPANY, a Delaware trust company, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement, as amended, (iv) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as Escrow Agent (in such capacity together with its successors in such capacity, the “Escrow Agent”), under each of the Escrow and Paying Agent Agreements and (v) WILMINGTON TRUST COMPANY, a Delaware trust company, as Paying Agent (in such capacity together with its successors in such capacity, the “Paying Agent”) under each of the Escrow and Paying Agent Agreements.

W I T N E S S E T H:

WHEREAS, US Airways, the Pass Through Trustee, the Subordination Agent, the Escrow Agent and the Paying Agent have entered into the Note Purchase Agreement, dated as of December 13, 2012 (the “Agreement”);

WHEREAS, pursuant to each Trust Indenture, US Airways will issue on a recourse basis a single series of Series C Equipment Notes to finance the related Aircraft;

WHEREAS, US Airways will enter into a Class C Trust Agreement with the Class C Trustee to establish the Class C Trust;

WHEREAS, pursuant to the Series C Note Purchase Agreement, the Class C Trust will acquire the Series C Equipment Notes having an interest rate equal to the Stated Interest Rate applicable to the Class C Certificates to be issued by the Class C Trust;

WHEREAS, pursuant to the Series C Note Purchase Agreement, upon receipt of a Closing Notice, subject to the terms and conditions of the Agreement, the Pass Through Trustee will enter into the applicable Participation Agreement and Indenture relating to each Aircraft;

WHEREAS, the parties hereto wish to amend the Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Amendment No. 1, including the recital of the parties and the other preceding recitals, have the respective meanings specified therefor in the Agreement.

Section 2. Amendment. Effective as of the date hereof, the Agreement shall be amended as follows:

(a) Exhibit B to the Agreement shall be deleted and replaced by Schedule I attached hereto

(b) Exhibit C to the Agreement shall be deleted and replaced by Schedule II attached hereto

Section 3. No Other Amendments. Except as expressly provided in this Amendment No. 1, all of the terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

Section 4. Miscellaneous. The terms of this Amendment No. 1 shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. The terms of this Amendment No. 1 shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.

[signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Note Purchase Agreement to be duly executed as of the day and year first above written.

US AIRWAYS, INC.

By	/s/ Thomas T. Weir
Name:	Thomas T. Weir
Title:	Vice President and Treasurer
Address:	111 West Rio Salado Parkway
Tempe, Arizona 85281
Attention: Treasurer
Facsimile: (480) 693-5886

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee

By	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Assistant Vice President
Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Assistant Vice President
Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Escrow Agent

By	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Assistant Vice President
Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140

WILMINGTON TRUST COMPANY, as Paying Agent

By	/s/ Rita Marie Ritrovato
Name:	Rita Marie Ritrovato
Title:	Assistant Vice President
Address:	1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140

SCHEDULE I

EXHIBIT B to

Note Purchase Agreement

FORM OF PARTICIPATION AGREEMENT

SCHEDULE II

EXHIBIT C to

Note Purchase Agreement

FORM OF INDENTURE